AXP Managed Series, Inc.



                          EXHIBIT INDEX

Exhibit    (11):   Opinion and consent of counsel

Exhibit (16)(a):   Directors' Power of Attorney, dated January 13, 2000

Exhibit (16)(b):   Officers' Power of Attorney, dated January 13, 2000

Exhibit (16)(c):   Trustees' Power of Attorney, dated January 13, 2000

Exhibit (16)(d):   Officers' Power of Attorney, dated January 13, 2000